EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2014 Long-Term Incentive Plan of Rice Midstream Partners LP of our report dated November 24, 2014, with respect to the financial statements of Alpha Shale Resources Midstream Assets included in the Registration Statement (Form S-1 No. 333-199932) and related Prospectus of Rice Midstream Partners LP filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

December 19, 2014